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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41079, 333-47112, 333-61360, 333-111146,
and 333-104116) and on Form S-8 (Nos. 333-51800, 33-71262, 333-05133,
333-90331, 33-54860, 33-71598, 33-63665, 333-31471, 333-55801, 333-90329,
333-41150, 333-61113, 333-63045, 333-57263, 333-86659, 333-32906, 333-50108,
333-52362, 333-71848, 333-91342, 333-100584, 333-111838, 333-111395,
333-109845, 333-105057, and 333-104114) of EMC Corporation of our report dated February 2, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2004